Exhibit 99.1

VERISIGN, INC. AND SUBSIDIARIES

PRO FORMA FINANCIAL STATEMENT INFORMATION

(Unaudited)

On March 2, 2009, VeriSign, Inc. (the “Company”) entered into an asset purchase agreement (the “Agreement”) with Transaction Network Services, Inc., a Delaware corporation (the “Purchaser”) for the sale of its Communications Services (“Communications”) business for cash consideration of $230.0 million, subject to certain adjustments to reflect normal fluctuations in working capital. On May 1, 2009, the divestiture transaction was completed for cash proceeds of $226.2 million after certain initial adjustments to reflect the parties’ current estimate of working capital associated with the Communications Services business as of the closing date. The divestiture transaction will be subject to a final adjustment to reflect the actual working capital balances as of the closing date.

The unaudited Pro Forma Condensed Consolidated Balance Sheet Information as of December 31, 2008 set forth below has been presented after giving effect to the Communications business divestiture transaction as if it had occurred on December 31, 2008. The Company has not presented the unaudited Pro Forma Condensed Consolidated Statement of Operations information because the Communications business was reported as discontinued operations in the Company’s fiscal 2008 Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 3, 2009.

The unaudited pro forma financial statement information presented herein has been derived primarily from the historical audited consolidated financial statements of the Company included in its fiscal 2008 Annual Report on Form 10-K.

The unaudited pro forma financial statement information presented herein has been provided for informational purposes and should not be considered indicative of the financial condition or results of operations that would have been achieved had the divestiture occurred as of the periods presented. In addition, the unaudited pro forma financial statement information presented herein does not purport to indicate balance sheet data or results of operations as of any future date or for any future period. The unaudited pro forma financial statement information presented herein, including the notes thereto, should be read in conjunction with the historical financial statements of the Company included in its fiscal 2008 Annual Report on Form 10-K.

VERISIGN, INC. AND SUBSIDIARIES

PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands, except share data)

(Unaudited)

	December 31, 2008
	As Reported (1)	Communications Services Divestiture	Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$789,068	$226,196 (2)	$1,015,264
Accounts receivable, net of allowance for doubtful accounts of $1,208 at December 31, 2008	83,749	—	83,749
Prepaid expenses and other current assets	268,178	(1,238)	266,940
Assets held for sale	483,840	(236,199)	247,641

Total current assets	1,624,835	(11,241)	1,613,594

Property and equipment, net	382,241	—	382,241
Goodwill	283,109	—	283,109
Other intangible assets, net	35,312	—	35,312
Restricted cash	1,858	—	1,858
Other assets	245,877	(65)	245,812

Total long-term assets	948,397	(65)	948,332

Total assets	$2,573,232	$(11,306)	$2,561,926

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$263,535	$(8,193)	$255,342
Accrued restructuring costs	28,920	—	28,920
Deferred revenues	629,800	—	629,800
Deferred tax liabilities	5,463	—	5,463
Liabilities related to assets held for sale	49,160	(12,182)	36,978

Total current liabilities	976,878	(20,375)	956,503

Long-term deferred revenues	215,281	—	215,281
Long-term accrued restructuring costs	3,037	—	3,037
Convertible debentures	1,261,655	—	1,261,655
Long-term tax liability	16,378	—	16,378

Total long-term liabilities	1,496,351	—	1,496,351

Total liabilities	2,473,229	(20,375)	2,452,854

Commitments and contingencies
Minority interest in subsidiaries	49,208	—	49,208
Stockholders’ equity:
Preferred stock—par value $.001 per share Authorized shares: 5,000,000
Issued and outstanding shares: none	—	—	—
Common stock—par value $.001 per share Authorized shares: 1,000,000,000
Issued and outstanding shares: 191,547,795 excluding 112,717,587 held in treasury, at December 31, 2008	304	—	304
Additional paid-in capital	21,472,895	—	21,472,895
Accumulated deficit	(21,439,410)	9,069	(21,430,341)
Accumulated other comprehensive income	17,006	—	17,006

Total stockholders’ equity	50,795	9,069	59,864

Total liabilities and stockholders’ equity	$2,573,232	$(11,306)	$2,561,926

(1)	As reported in the Company’s fiscal 2008 Annual Report on Form 10-K.

(2)	Represents cash proceeds received, less estimated transaction costs incurred in connection with the divestiture.